EXHIBIT 10.6

ASSIGNMENT OF MANAGEMENT AGREEMENT AND

SUBORDINATION OF MANAGEMENT FEES

THIS ASSIGNMENT OF MANAGEMENT AGREEMENT AND SUBORDINATION OF MANAGEMENT FEES (“Assignment”), is made as of the 5th day of April, 2012, by DT STONE RIDGE, LLC, a South Carolina limited liability company, having its principal place of business at 11132 Ventura Boulevard, Suite 415, Studio City, California 91604, (“Borrower”), and PEGASUS RESIDENTIAL, LLC, having its principal place of business at 2300 Lakeview Parkway, Suite 700, Alpharetta, Georgia 30009 (“Agent”), for the benefit of PRIP STONE RIDGE, LLC, a Delaware limited liability company, having an address, c/o Paladin Realty Partners, LLC, at 10880 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024 (“Lender”).

RECITALS:

A. Borrower by its promissory note of even date herewith given to Lender (the note together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the “Note”) is indebted to Lender in the principal sum of $3,500,000 in lawful money of the United States of America, with interest from the date thereof at the rates set forth in the Note (the indebtedness evidenced by the Note, together with such interest accrued thereon, shall collectively be referred to as the “Loan”), principal and interest to be payable in accordance with the terms and conditions provided in the Note.

B. The Loan is secured by, among other things, the Security Instrument (as defined in the Note), which grants Lender a first lien on the property encumbered thereby (the “Property”).

C. Pursuant to a certain Property Management Agreement between Borrower and Agent (the “Management Agreement”) (a true and correct copy of which Management Agreement is attached hereto as Exhibit A), Borrower employed Agent exclusively to rent, lease, operate and manage the Property and Agent is entitled to certain management fees (the “Management Fees”) thereunder.

D. Lender requires as a condition to the making of the Loan that Borrower assign the Management Agreement and that Agent subordinate its interest in the Management Fees in lien and payment to the Security Instrument as set forth below.

AGREEMENT:

For good and valuable consideration the parties hereto agree as follows:

1. Assignment of Management Agreement. As additional collateral security for the Loan, Borrower hereby conditionally transfers, sets over and assigns to Lender all of Borrower’s right, title and interest in and to the Management Agreement, said transfer and assignment to automatically become a present, unconditional assignment, at Lender’s option, in the event of a default by Borrower under the Note, the Security Instrument or any of the other Loan Documents (as defined in the Note) and the failure of Borrower to cure such default within any applicable grace period.

2. Subordination of Management Fees. The Management Fees and all rights and privileges of Agent to the Management Fees are hereby and shall at all times continue to be subject and unconditionally subordinate in all respects in lien and payment to the lien and payment of the Security Instrument, the Note, and the other Loan Documents and to any renewals, extensions, modifications, assignments, replacements, or consolidations thereof and the rights, privileges, and powers of Lender thereunder.

3. Termination. At such time as the Loan is paid in full and the Security Instrument is released or assigned of record, this Assignment and all of Lender’s right, title and interest hereunder with respect to the Management Agreement shall terminate.

4. Estoppel. Agent represents and warrants that (a) the Management Agreement is in full force and effect and has not been modified, amended or assigned with respect to the Property, (b) neither Agent nor Borrower is in default under any of the terms, covenants or provisions of the Management Agreement with respect to the Property and Agent knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Management Agreement with respect to the Property, (c) neither Agent nor Borrower has commenced any action or given or received any notice for the purpose of terminating the Management Agreement with respect to the Property and (d) the Management Fees and all other sums due and payable to the Agent under the Management Agreement have been paid in full with respect to the Property.

5. Borrower’s Covenants. Borrower hereby covenants with Lender that during the term of this Assignment: (a) Borrower shall not transfer the responsibility for the management of the Property from Agent to any other person or entity without prior written notification to Lender and the prior written consent of Lender, which consent may be withheld by Lender in Lender’s sole discretion; (b) Borrower shall not terminate or amend any of the terms or provisions of the Management Agreement without the prior written consent of Lender, which consent may be withheld by Lender in Lender’s sole discretion; and (c) Borrower shall, in the manner provided for in this Assignment, give notice to Lender of any notice or information that Borrower receives which indicates that Agent is terminating the Management Agreement or that Agent is otherwise discontinuing its management of the Property. Borrower shall exercise each individual option, if any, to extend or renew the term of the Management Agreement while the Loan is outstanding.

6. Agreement by Borrower and Agent. Borrower and Agent hereby agree that upon the occurrence of an Event of Default (as defined in the Security Instrument) may exist during the term of this Assignment, at the option of Lender exercised by written notice to Borrower and Agent: (a) all rents, security deposits, issues, proceeds and profits of the Property collected by Agent, after payment of all costs and expenses of operating the Property (including, without limitation, operating expenses, real estate taxes, insurance premiums and repairs and maintenance) shall be applied in accordance with Lender’s written directions to Agent; (b) Agent shall not collect or be entitled to any Management Fee or other fee or commission due under the Management Agreement; and (c) Lender may exercise its rights under this Assignment and may immediately terminate the Management Agreement and require Agent to transfer its responsibility for the management of the Property to a management company selected by Lender in Lender’s sole and absolute discretion.

7. Lender’s Right to Replace Agent. In addition to the foregoing, in the event that the Debt Service Coverage Ratio (as defined in the Security Instrument shall fall below 1.45:1, or if Agent shall be in default beyond any applicable cure periods under the Management Agreement, Lender may exercise its rights under this Assignment and direct Borrower to terminate the Management Agreement and to replace Agent with a management company acceptable to Lender in Lender’s sole and absolute discretion.

8. Receipt of Management Fees. Borrower and Agent hereby agree that Agent shall not be entitled to receive any Management Fees or other fee, commission or other amount payable to Agent under the Management Agreement for and during any period of time that any Event of Default exists; provided, however, that Agent shall not be obligated to (i) return or refund to Lender any Management Fee or other fee, commission or other amount already received by Agent prior to the occurrence of the Event of Default, and to which Agent was entitled under the Management Agreement, or (ii) render any services pursuant to the Management Agreement during any period in which the Agent’s right to receive Management Fees and other fees, commissions and other amounts payable to Agent under the Management Agreement has been suspended pursuant to this Assignment.

9. Consent and Agreement by Agent. Agent hereby acknowledges and consents to this Assignment and agrees that Agent will act in conformity with the provisions of this Assignment and Lender’s rights hereunder or otherwise related to the Management Agreement. In the event that the responsibility for the management of the Property is transferred from Agent in accordance with the provisions hereof, Agent shall, and hereby agrees to, fully cooperate in transferring its responsibility to a new management company and effectuate such transfer no later than thirty (30) days from the date the Management Agreement is terminated. Further, Agent hereby agrees (a) not to contest or impede the exercise by Lender of any right it has under or in connection with this Assignment; and (b) that it shall, in the manner provided for in this Assignment, give at least thirty (30) days prior written notice to Lender of its intention to terminate the Management Agreement or otherwise discontinue its management of the Property.

10. Governing Law. This Assignment shall be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located and the applicable laws of the United States of America.

11. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:

DT STONE RIDGE, LLC

11132 Ventura Boulevard, Suite 415

Studio City, California 91604

Attention: Daniel Markel

With a copy to:

Welch Law Firm, P.C.

1299 Farnum Street

Suite 1220

Omaha, Nebraska 68102

Attention: Ryan Scott, Esq.

If to Lender:

PRIP Stone Ridge, LLC

do Paladin Realty Partners, LC

10880 Wilshire Boulevard, Suite 1400

Los Angeles, California 90024

Attention: Jay Hartman

With a copy to:

King & Spalding LLP

1185 Avenue of the Americas

New York, New York 10036

Attention: Timothy Tucker, Esq.

If to Agent:

Pegasus Residential, LLC

2300 Lakeview Parkway, Suite 700

Alpharetta, Georgia 30009

Attention: Debbie Conley

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 11, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

Any party by notice to the others may designate additional or different addresses for subsequent notices or communications.

12. No Oral Change. This Assignment, and any provisions hereof, may not’be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

13. Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Assignment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

14. Inapplicable Provisions. If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

15. Headings, etc. The headings and captions of various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

16. Duplicate Originals; Counterparts. This Assignment may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Assignment may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Assignment. The failure of any party hereto to execute this Assignment, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

17. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

18. Exculpation. Borrower’s obligations under this Assignment are subject to the provisions of Article 13 of the Security Instrument.

19. Miscellaneous. Wherever pursuant to this Assignment (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

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IN WITNESS WHEREOF the undersigned have executed this Assignment as of the date and year first written above.

BORROWER:

DT STONE RIDGE, LLC, a South Carolina limited liability company

 By: DT Columbia SC Management, LLC,

a Delaware limited liability company, its Operating Member

By:  DT Group Development, Inc., its sole manager

By: _______________________

James Markel, Secretary

AGENT:

PEGASUS RESIDENTIAL, LLC

By: ____________________________________

Name:

Title:

EXHIBIT A

MANAGEMENT AGREEMENT

[ATTACHED]